SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
Per-Se Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2006
Dear Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the “Company”) to be held at 10:00 a.m. local time on Thursday, May 25, 2006, at the JW Marriott Hotel (formerly the Pan Pacific San Francisco Hotel), 500 Post Street — Union Square, San Francisco, California 94102.
      At the Annual Meeting, seven people will be elected to the Board of Directors. The Board of Directors recommends that you vote FOR the election of the seven nominees named in the Proxy Statement.
      In addition, the Company will ask the stockholders to ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for 2006 and approve a long-term incentive plan for the Company. The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors and FOR approval of the long-term incentive plan.
      Your vote is very important. Please vote by telephone, over the Internet or by completing and signing the proxy card and mailing it back even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Your prompt cooperation will be greatly appreciated.

Sincerely,

Philip M. Pead
Chairman, President and Chief Executive Officer

Per-Se Technologies, Inc. 1145 Sanctuary Parkway, Suite 200 Alpharetta, Georgia 30004	770/237-4300 877/73PER-SE toll free www.per-se.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS (Proposal 1)
BOARD OF DIRECTORS
DIRECTOR AND EXECUTIVE OFFICER COMMON STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS
CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
AUDITORS’ FEES
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)
APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN (Proposal 3)
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
STOCKHOLDER NOMINEES
STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
ANNUAL REPORTS
EXPENSES OF SOLICITATION

PER-SE TECHNOLOGIES, INC.
1145 Sanctuary Parkway, Suite 200
Alpharetta, Georgia 30004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2006

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the “Company”) will be held at 10:00 a.m. local time on Thursday, May 25, 2006, at the JW Marriott Hotel (formerly the Pan Pacific San Francisco Hotel), 500 Post Street — Union Square, San Francisco, California 94102:

(1) To elect seven (7) directors;

(2) To ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for 2006;

(3) To approve a long-term incentive plan; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.
      The Board of Directors of the Company has fixed the close of business on March 28, 2006, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.
      Your attention is directed to the Proxy Statement submitted with this Notice.

By Order of the Board of Directors,

Paul J. Quiner
Senior Vice President,
General Counsel and Secretary
Alpharetta, Georgia
April 18, 2006
      PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE REFER TO YOUR SPECIFIC VOTING INSTRUCTIONS ON THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PER-SE TECHNOLOGIES, INC.
1145 Sanctuary Parkway, Suite 200
Alpharetta, Georgia 30004
PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held On May 25, 2006
GENERAL INFORMATION
      The enclosed form of proxy is solicited by the Board of Directors (the “Board”) of Per-Se Technologies, Inc. (the “Company” or “Per-Se”), which has its principal executive offices at 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Thursday, May 25, 2006, at the JW Marriott Hotel (formerly the Pan Pacific San Francisco Hotel), 500 Post Street — Union Square, San Francisco, California 94102, and any adjournment thereof. It is anticipated that this proxy statement (“Proxy Statement”) and the accompanying proxy will first be mailed to stockholders on or about April 25, 2006.
      Only stockholders of record as of the close of business on March 28, 2006 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 38,956,101 shares of common stock, $.01 par value (“Common Stock”). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed.
      When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted according to the recommendations of the Board. The Board’s recommendations are set forth in this Proxy Statement with the descriptions of the matters to be voted on. In summary, the Board recommends a vote FOR each of the director nominees, FOR ratification of the appointment of Ernst & Young LLP as independent auditors and FOR the long-term incentive plan. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked, except that beneficial owners who hold their stock in street name cannot revoke their proxies in person at the meeting because the stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, such beneficial owners should contact their brokers or other agents before the Annual Meeting to determine whether they can do so.
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company’s Restated By-laws, as amended (the “By-laws”), provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the affirmative vote of a majority of the shares held by the stockholders present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not have the effect of votes for or against matters presented for stockholder consideration.
      Stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please review your proxy or voting instructions card to see which specific voting methods are available to you. Voting instructions are included on the proxy or voting instructions card. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote and to allow stockholders to confirm that their instructions have been properly recorded.
      Stockholders can elect to view proxy statements, annual reports and other stockholder communications over the Internet instead of receiving paper copies in the mail. Information about making that election is available by following the instructions on your proxy card, or by following the prompts if voting over the Internet or by telephone. Please consider making that election when voting your proxy.
ELECTION OF DIRECTORS
(Proposal 1)
      The Board recommends the election of each of the nominees listed below for the office of director to hold office until the next Annual Meeting and until his successor is elected and qualified. All of such nominees are members of the present Board. Each of such nominees was elected by the stockholders at the last Annual Meeting.
      The Board has no reason to believe that any of the director nominees will be unavailable for election as a director. If, however, at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than seven directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the Annual Meeting in person or by proxy. With respect to the election of directors, stockholders may: (i) vote “for” all of the director nominees, (ii) “withhold” authority to vote for all of the nominees, or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES
NAMED IN THIS PROXY STATEMENT
BOARD OF DIRECTORS
Director Nominees
      The Company currently has seven directors, each of whom holds office until the Annual Meeting of Stockholders and until his successor is elected and qualified. All of the Company’s directors are standing for reelection at the Annual Meeting. Set forth below is the name of each nominee for election to the Board. Also set forth below as to each nominee is his age, the year in which he first became a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective nominees.

John W. Clay, Jr.
Age 64
Director since 2004
      Mr. Clay retired in December 2004 as Vice Chairman of SunTrust Banks, Inc., one of the nation’s largest commercial banking organizations. In his capacity as Vice Chairman of SunTrust Banks he was responsible for SunTrust’s four major geographic banking units, the Mid-Atlantic, Central, Carolinas and Florida regions, as well as the corporate and investment banking line of business and corporate sales and administration. He was elected Vice Chairman in August 2000. Previously, Mr. Clay was Executive Vice President and Managing Director of corporate and investment banking for SunTrust. Mr. Clay continued in an advisory and consulting role with SunTrust until his announced retirement in December 2005. Mr. Clay is a graduate of Vanderbilt University and the Stonier Graduate School of Banking at Rutgers University.

John W. Danaher, M.D.
Age 47
Director since 2004
      Dr. Danaher is an Executive Vice President responsible for the Health Channel of HowStuffWorks Inc., a media and e-learning company that presents material explaining how various devices and processes work. From February 2001 until January 2006, Dr. Danaher was the President and Chief Executive Officer of QuickCompliance, Inc., a full-service e-learning company enabling healthcare and governmental organizations to address a comprehensive range of business imperatives, which was sold to HowStuffWorks Inc. in January 2006. From July 2000 until February 2001, Dr. Danaher was the President and Chief Operating Officer of HealthMarket, Inc., an on-line provider of consumer driven health plans. He served as an Executive Vice President with WebMD Corporation (Nasdaq: HLTH) from February 1999 to July 2000. Dr. Danaher earned undergraduate degrees from Trinity College and Bryn Mawr College. He earned his medical degree from Dartmouth Medical School, completed his residency and chief residency in Internal Medicine at Stanford University Medical Center and has also earned a M.B.A. from Stanford University.

Craig Macnab
Age 50
Director since 2002
      Mr. Macnab is a Director and the President and Chief Executive Officer of Commercial Net Lease Realty, Inc. (NYSE: NNN), a real estate investment trust that owns primarily single tenant net-leased retail properties. From 2000 until 2003, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation, an Atlanta-based REIT specializing in the development and management of retail shopping centers. From 1997 to 1999, Mr. Macnab was the President of Tandem Capital, a venture capital firm that provided growth capital, primarily mezzanine debt, to small public companies. Mr. Macnab also serves on the Board of Directors of Developers Diversified Realty Corporation, a REIT that acquires, develops, leases and manages shopping centers.

David E. McDowell
Age 63
Director since 1996
      Mr. McDowell is the former Chairman and Chief Executive Officer of the Company. He served as Chairman of the Board from October 1996 to May 2003, and as Chief Executive Officer of the Company from October 1996 to July 1998. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as a Vice President and President of the National Services Division.

Philip M. Pead
Age 53
Director since 2000
      Mr. Pead is the Chairman, President and Chief Executive Officer of the Company. He has served as Chairman of the Board since May 2003, and as President and Chief Executive Officer of the Company since November 2000. From August 1999 to November 2000, Mr. Pead served as Executive Vice President and Chief Operating Officer of the Company. Mr. Pead joined the Company in April 1997 as a senior executive in the hospital software business and formed the Company’s electronic transaction processing business segment in 1999. He served as the President of the hospital software business from May 1997 until August 1999. From May 1996 to April 1997, Mr. Pead was employed by Dun & Bradstreet Software as a senior executive with responsibility for international operations.

C. Christopher Trower
Age 57
Director since 1997
      Mr. Trower, a member of the Georgia and Kentucky bars, is engaged in the private practice of law. Since June 1997, he has been the owner of the Atlanta law firm of electriclaw.com. From 1988 to June 1997, Mr. Trower was a partner in the Atlanta law firm of Sutherland, Asbill & Brennan. Since 2005, Mr. Trower has also served as a Managing Director of R&T Steel and Wire Company, L.L.C., a manufacturer of modular pet kennels and security access panels.

Jeffrey W. Ubben
Age 44
Director since 2003
      Mr. Ubben is a founder and Managing Partner of VA Partners, L.L.C., the general partner of several investment partnerships. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is also a member of the Board of Directors of Mentor Corporation and Gartner, Inc.
Independent Directors
      The Board consists of a substantial majority of independent directors, as independence is defined in National Association of Securities Dealers, Inc. (“NASD”) Rule 4200(a)(15), the standard applicable to the Company as a Nasdaq-listed issuer. The directors that the Board has determined to be independent under NASD Rule 4200(a)(15) are John W. Clay, Jr., John W. Danaher, M.D., Craig Macnab, C. Christopher Trower, and Jeffrey W. Ubben. The independent directors meet regularly in executive sessions at which only independent directors are present, in accordance with NASD Rule 4350(c)(2).
      In May 2003, in connection with Philip M. Pead’s election as the Company’s Chairman of the Board, the Board established the position of Lead Independent Director. Mr. Trower currently serves as the Lead Independent Director. The primary duties of the Lead Independent Director are to chair meetings of the independent directors, to consult with the Chairman of the Board regarding Board meeting agendas, schedules and information flow, to facilitate communications between the independent directors, the Chairman and management, and to be of counsel to the Chairman and Chief Executive Officer.
Committees of the Board
      The Board has established four standing committees: the Audit, Compensation, Compliance, and Governance Committees. The Audit, Compensation and Governance Committees consist entirely of independent directors as defined by NASD Rule 4200(a)(15). The Compliance Committee consists of a majority of independent directors. The members and the Chairman of each committee are nominated by the Governance Committee (which also serves as a nominating committee) and are elected by the Board. All of the committees report on their activities to the Board.
      The Audit Committee of the Board (the “Audit Committee”) is composed of Craig Macnab, Chairman, John W. Clay, Jr., and C. Christopher Trower, each of whom meet the requirements for audit committee membership set forth in NASD Rule 4350(d)(2), including the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board believes that the Chairman of the Audit Committee, Mr. Macnab, qualifies as an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission under Section 407 of the Sarbanes-Oxley Act of 2002. In addition, the Board believes that Mr. Macnab’s past experience and background results in his financial sophistication within the meaning of NASD Rule 4350(d)(2). The Audit Committee has direct responsibility for the appointment, determination of compensation and oversight of the Company’s independent auditors, oversight of management’s fulfillment of its financial reporting and disclosure responsibilities, oversight of the Company’s internal audit function, and maintenance of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A copy of the Charter of the Audit Committee, which specifies the items enumerated in NASD Rule 4350(d)(1), is posted in the corporate governance area of the investors section of the Company’s Internet website at www.per-se.com. The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis, in accordance with NASD Rule 4350(d)(1).
      The Compensation Committee of the Board (the “Compensation Committee”) is composed of Jeffrey W. Ubben, Chairman, John W. Clay, Jr., John W. Danaher, M.D., and C. Christopher Trower, each of whom is independent as defined by NASD Rule 4200(a)(15). The duties of the Compensation Committee include determining all compensation, allowances and benefits for officers of the Company. The Committee makes such determination with respect to the Chief Executive Officer of the Company at a meeting in executive session, at which only members of the Compensation Committee are present. A copy of the Charter of the Compensation Committee, which addresses such determinations, is posted in the corporate governance area of the investors section of the Company’s Internet website at www.per-se.com. The Compensation Committee’s policies applicable to compensation of the Company’s executive officers during 2005 are described herein under the caption “Compensation Committee Report on Executive Compensation.”
      The Compliance Committee of the Board (the “Compliance Committee”) is composed of John W. Danaher, M.D., Chairman, John W. Clay, Jr., Philip M. Pead, and C. Christopher Trower. The Compliance Committee has oversight responsibility for the Company’s compliance with laws, rules and regulations applicable to the conduct of its medical billing and collection activities, electronic claims processing activities, and other aspects of its business operations, including compliance with regulations issued under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). The Compliance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.
      The Governance Committee of the Board (the “Governance Committee”) is composed of C. Christopher Trower, Chairman, John W. Clay, Jr., John W. Danaher, M.D., Craig Macnab, and Jeffrey W. Ubben, each of whom is independent as defined by NASD Rule 4200(a)(15). The Governance Committee is responsible for reviewing and assessing the composition and performance of the Board and formulating policies with respect to corporate governance. The Governance Committee also serves as a nominating committee to select nominees for election to the Board, and will consider nominees recommended by stockholders if such recommendations are submitted to the Board in accordance with the procedures specified in the By-laws for direct nominations of director candidates by stockholders. A description of those procedures is included herein under the caption “Stockholder Nominees.”
      Nominees for Board membership must have appropriate business background and industry, technical and functional expertise related to the Company’s products and services, and must meet the requirements of applicable Securities and Exchange Commission and Nasdaq rules regarding director and committee member qualification. The Governance Committee has, however, refrained from establishing more specific standing requirements for Board membership, because the specific skills and expertise required of Board members may vary from time to time, depending on the composition of the Board and an assessment of the needs of the Board and the Company at such time. The Governance Committee periodically examines the composition of the Board of Directors to determine whether the Board would better serve its purposes with the addition of one or more directors. If the Governance Committee determines that adding a new director is advisable, the Committee will initiate a search, working with other directors and management to identify qualified candidates. The Governance Committee identifies and evaluates all potential nominees for director, including any nominees that may be recommended by stockholders, on a case-by-case basis and it has not established any differences in the manner in which it evaluates nominees based on whether the nominee is recommended by a stockholder. Copies of the Charter of the Governance Committee and the Company’s Corporate Governance Guidelines, which address the Governance Committee’s director nominations function and related matters, are posted in the corporate governance area of the investors section of the Company’s Internet website at www.per-se.com.

Meetings in 2005; Attendance
      During 2005, the Board met fifteen (15) times, the Audit Committee met thirteen (13) times, the Compensation Committee met six (6) times, the Compliance Committee met four (4) times and the Governance Committee met four (4) times. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which he served. Each Board member is expected to attend the Annual Meetings of Stockholders of the Company, and all of the directors attended the Company’s 2005 Annual Meeting of Stockholders.
Non-Employee Directors’ Compensation
      The Company maintains a non-employee director compensation plan, which is intended to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer for Board membership in the amount of $16,000, and a fee in the amount of $1,000 for each Board meeting attended. In addition, the Lead Independent Director and the Board committee chairmen receive annual retainers, and the members of the committees including the committee chairmen receive fees for each committee meeting attended. The annual retainer for the Lead Independent Director is $32,000, the annual retainer for the Audit Committee chair is $4,000, the annual retainer for the Compensation Committee chair is $3,000, and the annual retainer for the other committee chairs is $2,000. The Audit Committee meeting fee is $2,000 per meeting attended, and the meeting fee for the other committees is $1,000 per meeting attended.
      The Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director’s presence.
      Non-employee directors may elect to defer receipt and taxation of their cash fees and retainers by participating in the Company’s Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), under which each non-employee director of the Company and certain selected key employees are permitted to defer cash compensation in the form of deferred “stock units,” each of which is deemed to be equivalent to one share of Common Stock. At a designated future distribution date selected by the participant, the stock units accumulated in the participant’s account under the Deferred Stock Unit Plan will be distributed in the form of Common Stock, and will be taxable to the participant at that time based on the fair market value of the Common Stock.
      As of March 28, 2006, the non-employee directors participating in the Deferred Stock Unit Plan and the total deferred stock units accumulated by each of them were as follows:

Deferred
Name	Stock Units

John W. Clay, Jr.	2,008
Craig Macnab	17,939
C. Christopher Trower	40,821
      The equity compensation under the non-employee director compensation plan consists of an initial grant of 10,000 stock options (upon first election or appointment to the Board) and an annual grant of 10,000 stock options for each year of service thereafter. Such options are granted under the Amended and Restated Per-Se Technologies, Inc. Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”).
      Pursuant to the Company’s stock ownership guidelines, each non-employee director is expected to achieve a significant level of ownership of the Company’s Common Stock within five years of election to the Board. The current target ownership level for each non-employee director is five times the director’s annual retainer for service on the Board and its committees. All non-employee directors whose target ownership levels were to have been achieved on or before April 18, 2006, have met their respective ownership targets. See “Compensation Committee Report on Executive Compensation — Stock Ownership Guidelines.”

DIRECTOR AND EXECUTIVE OFFICER COMMON STOCK OWNERSHIP
      The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 28, 2006, by (i) each of the Company’s directors, (ii) the Company’s named executive officers (as defined herein under the caption “Certain Information Regarding Executive Officers — Executive Compensation”), and (iii) such directors and all executive officers as a group.

	Beneficial		Percent
Name	Ownership(1)		of Class

John W. Clay, Jr.	22,008	(2)	*
John W. Danaher, M.D.	20,000	(3)	*
Craig Macnab	67,939	(4)	*
David E. McDowell	1,228,949	(5)	3.1%
Philip M. Pead	1,477,979	(6)	3.7%
C. Christopher Trower	117,839	(7)	*
Jeffrey W. Ubben	5,502,272	(8)	14.1%
Chris E. Perkins	554,951	(9)	1.4%
Patrick J. Leonard	55,644	(10)	*
David F. Mason	50,151	(11)	*
Paul J. Quiner	101,000	(12)	*
All executive officers and directors as a group (14 persons)	9,428,021	(13)	22.3%

*	Beneficial ownership represents less than 1% of the outstanding Common Stock.

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

(2)	Includes 20,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 2,008 deferred stock units credited under the Deferred Stock Unit Plan.

(3)	Includes 20,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.

(4)	Includes 45,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 17,939 deferred stock units credited under the Deferred Stock Unit Plan.

(5)	Includes 7,100 shares held in a trust for Mr. McDowell’s son. Also includes 811,062 shares that are not currently outstanding, but which may be acquired under the Second Amended and Restated Per-Se Technologies, Inc. Stock Option Plan, as amended (the “Executive Stock Option Plan”).

(6)	Includes 2,716 shares held by family members, for which Mr. Pead disclaims beneficial ownership. Also includes 1,166,668 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan, 163,332 shares that are not currently outstanding, but which may be acquired under the Per-Se Technologies, Inc. Non-Qualified Stock Option Plan for Non-Executive Employees, as amended (the “Employee Stock Option Plan”), and 17,948 deferred stock units credited under the Deferred Stock Unit Plan.

(7)	Includes 1,883 shares held by family members, for which Mr. Trower disclaims beneficial ownership. Also includes 74,665 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan, and 40,821 deferred stock units credited under the Deferred Stock Unit Plan.

(8)	Includes 30,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 5,472,272 shares owned directly by ValueAct Capital Master Fund, L.P., and may be deemed to be beneficially owned by (i) VA Partners, L.L.C., as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P., as the manager of ValueAct Capital Master Fund, L.P., and (iii) ValueAct Capital Management, LLC, as General Partner of ValueAct Capital Management, L.P. Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. are Managing Members of VA Partners, L.L.C. and ValueAct Capital Management, LLC. Mr. Ubben is attributed beneficial ownership of these shares as a managing partner of VA Partners, L.L.C. and ValueAct Capital Management, LLC, but disclaims beneficial ownership except to the extent of his pecuniary interest in each fund.

(9)	Includes 425,002 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan, and 100,000 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan. Also includes 29,282 deferred stock units credited under the Deferred Stock Unit Plan.

(10)	Consists of 55,644 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan.

(11)	Consists of 50,151 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan.

(12)	Includes 100,000 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan.

(13)	Includes 189,665 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan; 2,693,732 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan; 400,794 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan; and 108,964 deferred stock units credited under the Deferred Stock Unit Plan.

PRINCIPAL STOCKHOLDERS
      The table below sets forth certain information concerning each person known to the Board to be a “beneficial owner,” as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

	Shares
	Beneficially	Percent
Name and Address	Owned(1)	of Class

VA Partners, L.L.C., and affiliates(2)	5,472,272	14.1%
435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133
FMR Corp.(3)	4,941,532	12.7%
82 Devonshire Street, Boston, MA 02109
AMVESCAP PLC(4)	2,501,219	6.4%
11 Devonshire Square, London EC2M 4Y4R, England

(1)	See Note (1) under “Director and Executive Officer Common Stock Ownership.”

(2)	The number of shares reported was derived from a Schedule 13F-HR filed on February 13, 2006, by VA Partners, L.L.C. (“VA Partners”). Shares are owned directly by ValueAct Capital Master Fund, L.P., and may be deemed to be beneficially owned by (i) VA Partners, L.L.C., as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P., as the manager of ValueAct Capital Master Fund, L.P., and (iii) ValueAct Capital Management, LLC, as General Partner of ValueAct Capital Management, L.P. Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. are Managing Members of VA Partners, L.L.C. and ValueAct Capital Management, LLC. The reporting persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(3)	The number of shares reported and the information included in this footnote were derived from a Schedule 13G/ A filed on February 14, 2006, by FMR Corp. (“FMR”). Edward C. Johnson, III, as Chairman of FMR, is deemed a beneficial owner of the 4,941,532 shares of such common stock and jointly executed the Schedule 13G/ A. FMR reports that it has sole voting power over 1,330,532 shares and sole dispositive power over 4,941,532 shares. FMR also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of common stock. Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR and a registered investment adviser. Fidelity is the beneficial owner of 3,672,980 shares or 9.43% of such outstanding common stock as a result of acting as investment adviser to various investment companies (the “Fidelity Funds”). The ownership of one such investment company, Fidelity Small Cap Stock Fund, amounted to 2,499,400 shares or 6.42% of the Company’s total outstanding common stock. Mr. Johnson and FMR, through its control of Fidelity, each has sole power to dispose of 3,672,980 shares owned by the Fidelity Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,268,552 shares or 3.26% of the Company’s outstanding common stock as a result of serving as investment manager of institutional account(s). Mr. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 1,268,552 shares and sole power to vote or to direct the voting of 1,268,552 shares owned by the institutional account(s).

(4)	The number of shares reported was derived from a Schedule 13G/ A filed on February 13, 2006, by AMVESCAP PLC (“AMVESCAP”). AMVESCAP reports that it has sole voting power over 2,501,219 shares and sole dispositive power over 2,501,219 shares, and that such shares are held by the following entities in the following respective amounts: AIM Advisors, Inc., 540,148 shares; AIM Capital Management, Inc., 246,062 shares; Atlantic Trust Company, N.A., 900 shares; INVESCO GT Management S.A., 400 shares; INVESCO Institutional (N.A.), Inc., 20,300 shares; and Stein Roe Investment Counsel, Inc., 1,693,409 shares.

CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS
Executive Compensation
      The following table provides certain summary information concerning compensation paid or accrued by the Company in 2005, 2004 and 2003 to or on behalf of the Company’s Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2005 (collectively, the “named executive officers”) (G. Scott Mackenzie, President of the Company’s Pharmacy Solutions division, is not included as a “named executive officer” because he was not employed by the Company during 2005).
Summary Compensation Table

		Annual Compensation				Long-Term Compensation

							Securities
Name and Principal					Other Annual	Restricted Stock	Underlying	All Other
Positions	Year	Salary	Bonus		Compensation(1)	Awards(2)	Options	Compensation(3)

Philip M. Pead	2005	$519,752	$355,437		—	—	—	$15,461
Chairman, President and	2004	439,423	—		—	—	250,000	13,798
Chief Executive Officer	2003	365,385	108,000		—	—	—	13,896
Chris E. Perkins	2005	350,879	178,221		—	$15,000	—	17,442
Executive Vice President,	2004	309,615	120,000		—	9,000	100,000	16,207
COO and Interim CFO	2003	250,000	222,000	(4)	—	14,375	—	15,749
Patrick J. Leonard	2005	256,731	111,334		—	—	—	15,165
President, Physician	2004	221,060	60,000		—	—	70,000	11,182
Solutions	2003	184,851	25,568		—	—	—	9,033
David F. Mason	2005	225,112	111,135		—	—	—	17,115
President, Hospital Solutions	2004	193,769	196,000	(5)	—	—	50,000	14,031
Revenue Cycle Management	2003	162,154	3,648		—	—	—	13,595
Paul J. Quiner	2005	244,231	106,721		—	—	—	11,914
Senior Vice President	2004	232,885	90,000		—	—	150,000	12,051
and General Counsel	2003	205,000	65,600		—	—	—	5,415

(1)	In accordance with rules of the Securities and Exchange Commission, amounts of perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the named executive officer’s total annual salary and bonus have been omitted.

(2)	Represents enhancement bonuses paid in the form of unvested deferred stock units (restricted stock equivalents) granted under the Deferred Stock Unit Plan, which vest at the rate of 20% each year over a period of five years. Any dividend equivalents paid on such units would be converted to additional deferred stock units that vest on the same schedule as the units with respect to which they were granted. As of December 31, 2005, the aggregate number and value of enhancement bonus deferred stock units held by each of the named executive officers was as follows: 8,974 units valued at $209,633 for Mr. Pead; and 9,298 units valued at $217,201 for Mr. Perkins. No units were held by Messrs. Leonard, Mason or Quiner.

(3)	Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, and life, dental, medical, vision and/or short-term disability insurance premiums. Company contributions under the 401(k) plan for the 2005 fiscal year were $6,300 for each of Messrs. Pead, Perkins, Leonard, Mason and Quiner. The amount of life, dental, medical, vision and/or short-term disability insurance premiums paid for each of the named executive officers for the 2005 fiscal year was as follows: $9,161 for Mr. Pead, $11,142 for Mr. Perkins, $8,865 for Mr. Leonard, $10,815 for Mr. Mason, and $5,614 for Mr. Quiner.

(4)	Includes a $150,000 payment made in satisfaction of an outstanding signing compensation obligation under Mr. Perkins’ employment agreement.

(5)	Includes a $146,000 sales commission paid in 2004.

Stock Option Grants
      None of the named executive officers were granted stock options during 2005.
Stock Option Exercises
      The table below shows information with respect to aggregate stock option exercises by the named executive officers during 2005, and the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2005. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2005.
Aggregated Option Exercises in 2005 and Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Number of		Options at December 31,		Money Options at
	Common Shares		2005		December 31, 2005
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip M. Pead	72,250	$1,240,534	1,120,251	362,497	$16,627,446	$4,659,216
Chris E. Perkins	—	—	445,003	129,997	7,372,403	1,614,516
Patrick J. Leonard	7,176	116,613	26,800	55,508	221,079	570,682
David F. Mason	6,600	117,051	30,201	39,948	393,655	409,176
Paul J. Quiner	62,500	1,175,343	100,000	112,500	1,327,825	1,051,500
EMPLOYMENT AGREEMENTS
      In November 2000, in connection with his promotion to President and Chief Executive Officer of the Company, the Company and Philip M. Pead entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Pead will be paid a base salary of $310,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 100% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Pead’s employment other than for cause or by Mr. Pead for “good reason,” Mr. Pead is entitled to severance consideration equal to two years of salary continuation at his then current salary level, but without the right to receive any incentive bonus payments, and two years of health and welfare benefits continuation. In the event Mr. Pead’s employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A “change in control” is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. In all such events of termination, Mr. Pead is entitled to a tax equalization payment with respect to any tax that may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company also agreed to loan Mr. Pead the amount of $250,000 to purchase shares of Common Stock, and Mr. Pead used that amount in November 2000 to purchase an aggregate of 74,000 shares of Common Stock. The loan, which was repaid in full in April 2006, was evidenced by a promissory note executed by Mr. Pead and secured by those shares. Its terms and the repayment thereof are described herein under the caption “Certain Relationships and Related Transactions.” In May 2003, in connection with Mr. Pead’s election as Chairman of the Board, the employment agreement was amended to extend its term for three years, to increase his base salary to $375,000, and to provide that he is eligible for a bonus payment of up to 130% of his base salary. As provided in the agreement, the term thereof has continued in effect beyond the extended three-year term for successive two-year terms. The current term of the agreement extends to May 7, 2008. As a result of subsequent evaluations by the Board of Mr. Pead’s performance and reviews by the Compensation Committee of his compensation, Mr. Pead’s base salary was increased to $425,000 effective as of January 1, 2004, to $500,000 effective as of January 14, 2005, and to $650,000 effective as of January 9, 2006.

      In April 2000, the Company and Chris E. Perkins, then the Senior Vice President, Corporate Development of the Company, entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Perkins will be paid a base salary of $230,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Perkins’ employment other than for cause or by Mr. Perkins for “good reason,” Mr. Perkins is entitled to elect severance consideration equal to the greater of two years of salary or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments, plus benefit continuation for the lesser of eighteen months and the number of months remaining in the initial term of the agreement. In the event Mr. Perkins’ employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary, including incentive bonus payments. A “change in control” is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. Mr. Perkins also received options to purchase up to 100,000 shares of Common Stock, and a commitment from the Company to provide $150,000 to Mr. Perkins as signing compensation to be earned upon the completion of two years of service with the Company. In February 2001, in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company, the employment agreement was amended to increase Mr. Perkins’ base salary to $250,000, and to provide for Mr. Perkins to receive options to purchase an additional 100,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial three-year term for successive one-year terms. The current term of the agreement extends to April 2, 2007. Beginning with the Company’s 2003 incentive compensation plan, Mr. Perkins is eligible for a bonus payment of up to 100% of his base salary. His base salary beginning effective January 9, 2006, is $425,000.
      In April 2006, the Company and Patrick J. Leonard, President, Physician Solutions of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Leonard will be paid a base salary of $325,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Leonard’s employment other than for cause, by Mr. Leonard for “good reason,” or in connection with a change in control, Mr. Leonard is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. A “change in control” is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity.
      In April 2006, the Company and David F. Mason, President, Hospital Solutions — Revenue Cycle Management of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Mason will be paid a base salary of $280,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Mason’s employment other than for cause, by Mr. Mason for “good reason,” or in connection with a change in control, Mr. Mason is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. A “change in control” is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity.

      In May 2001, the Company and Paul J. Quiner, the Senior Vice President and General Counsel of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Quiner will be paid a base salary of $190,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 60% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Quiner’s employment other than for cause or by Mr. Quiner for “good reason,” Mr. Quiner is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Quiner’s employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A “change in control” is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Quiner also received options to purchase up to 100,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to May 31, 2007. Beginning with the Company’s 2003 incentive compensation plan, Mr. Quiner is eligible for a bonus payment of up to 80% of his base salary. His base salary beginning effective January 9, 2006, is $280,000.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Set forth below is certain information as of April 18, 2006, regarding an outstanding loan made in November 2000 pursuant to the employment agreement between the Company and Philip M. Pead.

		Largest Aggregate Amount		Balance as
Name and Position	Nature of Indebtedness	Outstanding in 2005	Interest	of 4/18/06

Philip M. Pead, Chairman, President and Chief Executive Officer	Common Stock purchase(1)	$250,000	(2)	—	(3)

(1)	The loan was secured by an aggregate of 74,000 shares of Common Stock, and was payable in full upon the earlier to occur of the termination of Mr. Pead’s employment or the sale of all or any part of those shares.

(2)	The terms of the loan provided that any overdue payment would bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms did not otherwise require the payment of interest.

(3)	On March 31, 2006, the Compensation Committee authorized the payment of a special cash bonus in the amount of $434,404.87 to Philip M. Pead, the Company’s Chairman, President and Chief Executive Officer. The bonus was in recognition of his special contributions in connection with the Company’s successful acquisition of NDCHealth Corporation’s physician, hospital and pharmacy businesses. Mr. Pead used a portion of the proceeds of this bonus to repay this loan in full on April 12, 2006.
      On March 9, 2005, the Company announced that the Board had authorized the repurchase of up to 1 million shares of the outstanding Common Stock. On March 11, 2005, under that share repurchase program, the Company purchased 200,000 shares of the outstanding Common Stock from Regan Partners, L.P., in a privately negotiated transaction at a price of $15.39 per share, in cash. Regan Partners, L.P. was on that date a holder of more than five percent of the Common Stock. The purchase price for those shares was the opening price of the Common Stock on that date on the Nasdaq National Market. The transaction was negotiated by Philip M. Pead, the Company’s Chairman, President and Chief Executive Officer, and Basil P. Regan, the General Partner of Regan Partners, L.P.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person’s beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form, except that the following forms were inadvertently filed late: (i) a Form 4 reporting the grant on June 7, 2004, of 10,000 stock options to Jeffrey W. Ubben pursuant to the Director Stock Option Plan (Mr. Ubben’s 2004 annual grant); and (ii) a Form 4 reporting the sale on June 1, 2005, of 8,000 shares by David E. McDowell pursuant to his 10b5-1 trading plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      As described earlier in this Proxy Statement, the Company has a Compensation Committee, which is composed of Jeffrey W. Ubben, Chairman, John W. Clay, Jr., John W. Danaher, M.D., and C. Christopher Trower. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the last fiscal year, or at any other time, and none of them had any relationship with the Company during the last fiscal year requiring disclosure under Item 404 of Regulation S-K. During the last fiscal year, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Board or our Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      As of the date hereof, the Compensation Committee consists of the four independent directors whose names appear below. The Compensation Committee’s policies applicable to compensation of the Company’s executive officers (including the named executive officers) during 2005 are described below.
      Compensation Components and Philosophy. The components of the Company’s executive compensation program consist of base salaries, benefits and perquisites, cash bonuses, stock options, and other long-term incentives. The Company’s compensation program is structured and administered to support the Company’s business mission, which is to enable healthcare providers to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare, and in so doing to generate favorable returns for its stockholders. The program is designed to provide total compensation that represents competitive compensation for the Company’s executive officers, including incentive compensation and other long-term incentives that motivate the Company’s executive officers to achieve strategic business objectives over the long term.
      Base Salary. Each executive officer’s base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer’s services. In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer’s and the Compensation Committee’s perceptions of each executive officer’s performance (i.e., experience, responsibilities assumed, demonstrated leadership ability, and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in evaluating base salary include the level of an executive’s compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive’s division or group in relation to established operating budgets, and the Company’s guidelines for salary increases for non-executive employees determined during the Company’s annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.
      Cash Bonus Awards. Each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company’s preparation of its annual operating budget for such year. The amounts of such awards are based on the performance of the Company, the performance of the business units reporting to the executive, and the performance of the executive, measured in each case against attainment of established objectives. For 2005, annual cash bonuses to the Chief Executive Officer and the Chief Financial Officer were awarded under the 2005 Senior Executive Incentive Compensation Plan, which provided for the payment of bonuses based on the Company’s percentage increase in adjusted diluted earnings per share for fiscal year 2005 over fiscal year 2004. Annual cash bonuses to all other executive officers were awarded under the 2005 Senior Management Incentive Compensation Plan, which provided for the payment of bonuses based 75% on the Company’s increase in adjusted operating income for fiscal year 2005 over fiscal year 2004 and 25% on individual performance objectives.
      Stock Option Awards. The Company maintains stock option plans that are designed to align executives’ and stockholders’ interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three to five year period and remain outstanding for ten to eleven years.
      In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company’s consolidated profitability for the year, the Company’s growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, the amount and terms of options already held by the executive, and the compensation practices of the Company’s competitors.
      Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation’s chief executive officer or to the four other most highly compensated executive officers. The Company’s compensation plans permit the grant of stock options and other awards that are fully deductible under Section 162(m). It is the Compensation Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent. No executive of the Company received compensation in 2005 that was subject to the Section 162(m) limitation.
      Chief Executive Officer Compensation. Mr. Pead’s compensation is paid in accordance with the terms of his employment agreement, the terms of which are described elsewhere in this Proxy Statement. Mr. Pead’s 2005 base salary (which reflects adjustments for increases given in the normal course of business) was $500,000. As a result of the Board’s evaluation of Mr. Pead’s performance during 2005 and a review by the Compensation Committee of Mr. Pead’s compensation, the Compensation Committee approved an increase of Mr. Pead’s base salary to $650,000, effective as of January 9, 2006. The Compensation Committee has also awarded Mr. Pead an annual cash bonus for 2005 in the amount of $355,437, based upon the achievement of adjusted diluted earnings per share objectives, as noted above under the caption “Cash Bonus Awards.”
      Stock Ownership Guidelines. In March 2001, the Board adopted stock ownership guidelines for directors and certain key executive officers. The stock ownership guidelines reflect the Company’s view that the best way to reinforce the link between the interests of the directors and executive officers, on the one hand, and the interests of the stockholders, on the other, is for the directors and executives to own significant amounts of the Company’s Common Stock. It is expected that the Company’s directors and executives will demonstrate their confidence in the Company’s future by increasing ownership of the Common Stock in accordance with these guidelines. The target ownership levels are as follows:

Directors:	5x annual retainer
Chief Executive Officer:	5x base salary
Other Named Executive Officers:	2x base salary
      For example, if an executive has a base salary of $200,000, and the target ownership level is 2x base salary, then the value of the Common Stock owned by that executive should be $400,000. The target ownership levels are intended to be achieved over a period of five years, with any new named executive officers or directors having five years from the date they are hired, promoted or elected to the Board to achieve such ownership. The shares owned at that time will be valued for compliance purposes at their then-fair market value (rather than historical cost or investment). The then-applicable target stock ownership levels will, likewise, be based on compensation then in effect (therefore, if compensation increases, the target ownership levels will also increase). Shares that count toward reaching target ownership levels include stock owned outright, vested shares in qualified benefit plans (e.g., a 401(k) or employee stock purchase plan), and vested stock units in the Deferred Stock Unit Plan. Unexercised stock options will not be counted toward target stock ownership. Progress toward compliance with the target stock ownership levels is monitored quarterly by the Compensation Committee. All directors and named executive officers whose target ownership levels were to have been achieved on or before April 18, 2006, have met their respective ownership targets.

COMPENSATION COMMITTEE
Jeffrey W. Ubben, Chairman
John W. Clay, Jr.
John W. Danaher, M.D.
C. Christopher Trower
April 18, 2006
      The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH
      The graph below reflects the cumulative total stockholder return on the Company’s Common Stock (“PSTI”) compared to the return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Composite”), Standard & Poor’s SmallCap 600 Index (the “S&P SmallCap 600”), and a peer group index selected by the Company (the “Peer Group Index”) for the periods indicated. The graph reflects the investment of $100 on December 31, 2000 in the Common Stock, the Nasdaq Composite, the S&P SmallCap 600 and the Peer Group Index. The Peer Group Index consists of the following companies: Emdeon Corporation (the parent company of WebMD Health Corp.), MedQuist, Inc., NCO Group, Inc., and ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions. The Company was added to the S&P SmallCap 600 in January 2006, and the Company has elected to include the S&P SmallCap 600 in this year’s graph as an additional performance measure.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

Per-Se Technologies, Inc. (PSTI)	100	308.52	257.40	439.13	454.31	670.42

Peer Group Index	100	99.64	97.91	103.04	96.15	87.53

NASDAQ Composite	100	79.57	56.48	84.08	91.61	93.72

S&P SmallCap 600	100	106.54	90.95	126.23	154.82	166.71

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT
      As of the date hereof, the Audit Committee consists of the three independent directors whose names appear below. Management of the Company is responsible for the Company’s internal controls and the financial reporting process, including the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, as well as for expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee those processes.
      It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee do not represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing.
      As part of its oversight of the Company’s financial statements, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed, with management and the independent auditors, the Company’s consolidated financial statements and reports on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.
      Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, and without any independent verification, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Craig Macnab, Chairman
John W. Clay, Jr.
C. Christopher Trower

April 18, 2006
      The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDITORS’ FEES
      The following table sets forth the aggregate fees billed by Ernst & Young to the Company for professional services rendered as of or for the fiscal years ended December 31, 2004 and 2005:

		% of		% of
Fee Category	2004	Total	2005	Total

Audit Fees	$2,316,073	88.1%	$2,001,500	79.3%
Audit-Related Fees	39,300	1.5%	163,000	6.5%
Tax Fees	220,000	8.3%	190,000	7.5%
All Other Fees	54,500	2.1%	169,500	6.7%

Total Fees	$2,629,873	100%	$2,524,000	100%

      “Audit Fees” for the fiscal years ended December 31, 2004 and 2005, were for professional services rendered for the audits of the Company’s consolidated financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, audits of internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, consents required in connection with registration statements and other assistance normally provided by auditors in connection with statutory and regulatory filings or engagements.
      “Audit-Related Fees” as of the fiscal years ended December 31, 2004 and 2005, were for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. “Audit-Related Fees” as of the fiscal year ended December 31, 2004, were for contract reviews and consultation on compliance with new accounting standards. “Audit-Related Fees” as of the fiscal year ended December 31, 2005, were for merger and acquisition due diligence services.
      “Tax Fees” as of the fiscal years ended December 31, 2004 and 2005, were for the preparation and review of tax returns for the Company and its subsidiaries.
      “All Other Fees” as of the fiscal year ended December 31, 2004, included $53,000 for services rendered as an independent review organization to assist in assessing the adequacy of the Company’s billing and compliance practices (“IRO”). “All Other Fees” as of the fiscal year ended December 31, 2005, included $61,500 for services rendered as an IRO and $108,000 of fees related to an SEC inquiry/investigation.
      None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under the Securities and Exchange Commission’s Regulation S-X.
Pre-Approval of Audit and Permissible Non-Audit Services
      The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services, in order to assure that such services do not impair the auditors’ independence. The Audit Committee has established pre-approval policies and procedures that are detailed as to the particular services that may be performed and under which the Audit Committee is informed of each service, and such policies and procedures do not allow delegation of any Audit Committee responsibilities to the Company’s management.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)
      The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to serve as the Company’s principal independent auditors for 2006, and the Board has directed management to submit Ernst & Young’s appointment for ratification by the stockholders at the Annual Meeting.
      Ernst & Young has served as the Company’s principal independent auditors since June 14, 2001. One or more representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
      Stockholder ratification of the appointment of Ernst & Young as the Company’s independent auditors is not required by our By-laws or otherwise, since the Audit Committee has the responsibility for appointing auditors; however, the appointment is being submitted for ratification at the Annual Meeting as a matter of good corporate governance. The affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting is needed to ratify the appointment of Ernst & Young as the Company’s independent auditors. No determination has been made as to what action the Board would take if stockholders do not ratify the appointment.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2006

APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN
(Proposal 3)
      On March 1, 2006, the Board adopted, subject to stockholder approval at the Annual Meeting, the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan (the “LTIP”). The LTIP will become effective as of the date it is approved by the stockholders.
      The Board has determined that the LTIP is in the best interests of the Company and its stockholders. The LTIP will enable the Company to continue to provide equity-based compensation to key employees and others upon whose judgment, interest, and special effort the successful performance of the Company’s operation is largely dependent. The Board believes that awards of equity-based compensation are an effective method to attract, motivate and retain such persons and to align their interests with the interests of the Company’s stockholders, and that the LTIP is important to the Company’s business prospects and operations.
      As of April 18, 2006, there were approximately 100 of the Company’s employees, officers and directors that would be eligible to participate in the LTIP.
      The Company also maintains a number of other equity-based compensation plans, as described in this Proxy Statement under the caption “Equity Compensation Plan Information.” As of March 28, 2006, a total of approximately 5,705,499 shares were issuable upon the exercise of outstanding options and rights granted under such plans, with a weighted-average exercise price of $12.27614 and a weighted-average remaining contractual life of 7.07 years. As of that date, a total of approximately 136,032 shares remained available for future stock option grants (excluding shares under the Non-Executive Stock Option Plan, from which the Compensation Committee has resolved no further grants shall be made), and a total of approximately 552,304 shares remained available for future issuance under the Deferred Stock Unit Plan. Therefore, if the Company’s stockholders approve the LTIP, under which 1,500,000 shares are reserved for issuance, a total of approximately 2,188,336 shares will be available for future issuance by the Company under its equity-based compensation plans.
      A summary of the LTIP is set forth below. This summary is qualified in its entirety by the full text of the LTIP, which is attached to this Proxy Statement as Appendix A.
Summary of the LTIP
      Purpose. The purpose of the LTIP is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.
      Permissible Awards. The LTIP authorizes the granting of awards in any of the following forms:

•	options to purchase shares of the Company’s Common Stock, which may be nonstatutory stock options or incentive stock options under the Code;

•	stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of the Company’s Common Stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	restricted or deferred stock units, which represent the right to receive shares of the Company’s Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are payable in cash or stock (as specified in the award certificate) upon the attainment of specified performance goals;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such full-value award;

•	performance-based cash awards; and

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.
      Shares Available for Awards. Subject to adjustment as provided in the LTIP, the aggregate number of shares of the Company’s Common Stock reserved and available for issuance pursuant to awards granted under the LTIP is 1,500,000.
      Limitations on Individual Awards. The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the LTIP to any one person during any one calendar year is 250,000. The maximum number of shares of Common Stock that may be granted under the LTIP in the form of full-value awards (such as restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards other than options or stock appreciation rights) under the LTIP to any one person during any one calendar year is 250,000. The aggregate dollar value of any cash-based award that may be paid to any one participant during any one calendar year under the LTIP is $1,000,000.
      Administration. The LTIP will be administered by the Compensation Committee of the Board. The committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the LTIP; and make all other decisions and determinations that may be required under the LTIP. The full Board may at any time administer the LTIP. If it does so, it will have all the powers of the Compensation Committee under the LTIP.
      Performance Goals. All options and stock appreciation rights granted under the LTIP will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the LTIP as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable
      The Compensation Committee must establish such goals at the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.
      Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
      Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document governing an award:

•	if a participant’s service terminates by reason of death or disability (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined based on an assumed achievement of performance goals at “target” levels, and there will be a payout of such awards to the participant or his or her estate as soon as practicable after the amount earned has been determined (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code);

•	upon a change in control, and except with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control: (a) all outstanding service-based awards will become fully vested, and (b) all outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined based on an assumed achievement of performance goals at “target” levels, and there will be a payout of such awards as soon as practicable after the amount earned has been determined (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code); and

•	with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control: if within two years after the effective date of the change in control, a participant’s employment is terminated by us without cause (or if the participant resigns for “good reason” as provided in any employment, severance or similar agreement between that participant and us or one of the Company’s affiliates), then (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined based on an assumed achievement of performance goals at “target” levels, and there will be a payout of such awards to the participant as soon as practicable after the amount earned has been determined (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code).
      In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The committee may discriminate among participants or among awards in exercising such discretion.

      Adjustments. In the event of a stock-split, a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the Company’s Common Stock to a lesser number of shares, the share authorization and annual grant limits under the LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If we are involved in another corporate transaction or event that affects the Company’s Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization and annual grant limits under the LTIP will be adjusted proportionately, and the Compensation Committee may adjust the LTIP and outstanding awards to preserve the benefits or potential benefits of the awards.
      Termination and Amendment. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the LTIP, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board or the Compensation Committee may condition any amendment on the approval of the Company’s stockholders for any other reason. No termination or amendment of the LTIP may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.
      The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
      Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.
Certain Federal Tax Effects
      The following description of the federal income tax consequences of the standard awards under the LTIP is only a general summary based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described below. Individual circumstances may vary these results. Furthermore, participants in the LTIP may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.
      Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the LTIP. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. The optionee’s federal income tax basis for the Common Stock received pursuant to the option exercise will equal the sum of the ordinary income recognized and the exercise price. Any gain (or loss) that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held.
      Incentive Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of (a) the lesser of (1) fair market value of the option shares at the time of exercise and (2) the amount received on the disqualifying disposition over (b) the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option generally does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income, and the optionee’s federal income tax liability may be increased as a result of such exercise under the alternative minimum tax.
      Stock Appreciation Rights. A participant receiving a stock appreciation right under the LTIP will not recognize income, and we will not be allowed a federal income tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.
      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a federal income tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
      Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a federal income tax deduction, at the time a stock unit award is granted. Upon receipt of shares of Common Stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or cash or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
      Performance Awards. A participant generally will not recognize income, and we will not be allowed a federal income tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
      Code Section 409A. The LTIP permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the LTIP and do not have a deferral feature, are generally exempt from the application of Code Section 409A. Stock units and performance awards generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.
Benefits to Named Executive Officers and Others
      As of April 18, 2006, no awards had been granted under the 2006 Incentive Plan. Awards will be made at the discretion of the Compensation Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the LTIP in the future.
Stockholder Vote Required to Approve the Proposal
      This Proposal will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted “FOR” approval of this Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about Common Stock that may be issued under all of the Company’s existing compensation plans as of December 31, 2005.

				Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Prices of	Equity Compensation Plans
	Outstanding		Outstanding	(Excluding Securities
Plan Category	Options and Rights		Options and Rights	Reflected in First Column)

Equity Compensation Plans Approved by Stockholders	263,664	(1)	$11.92257	108,539
	3,363,962	(2)	$9.83405	450,493
	n/a		n/a	552,304	(3)
Equity Compensation Plans Not Approved by Stockholders	1,738,130	(4)	$12.64897	361,708	(5)
	20,529	(6)	$14.66838	—

Total	5,386,285		$10.86307	1,179,836	(7)

(1)	Amended and Restated Per-Se Technologies, Inc. Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”). The Director Stock Option Plan, which was approved by the Company’s stockholders on May 8, 2003, provides stock options for non-employees who serve on the Company’s Board of Directors.

(2)	Second Amended and Restated Per-Se Technologies, Inc. Stock Option Plan, as amended (the “Executive Stock Option Plan”). The Executive Stock Option Plan, which was approved by the Company’s stockholders on May 4, 2000, provides options to purchase Common Stock to employees of the Company who are executive-level employees on the date of grant.

(3)	Per-Se Technologies, Inc. Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”). The Deferred Stock Unit Plan, which was approved by the Company’s stockholders on May 2, 2002, is a deferred compensation plan under which directors and selected key employees may elect to defer compensation in the form of deferred stock units that are payable in shares of Common Stock at a future date. Pursuant to its terms, shares distributed under the Deferred Stock Unit Plan must be shares that were previously issued and reacquired by the Company, and are not original issue shares.

(4)	Per-Se Technologies, Inc. Non-Qualified Stock Option Plan for Non-Executive Employees, as amended (the “Non-Executive Stock Option Plan”). The Non-Executive Stock Option Plan provides options to purchase Common Stock to employees of the Company who are not executive-level employees on the date of grant. Options granted under the Non-Executive Stock Option Plan generally vest over a three to five-year period, and expire 11 years after the date of grant.

(5)	On March 31, 2006, the Compensation Committee, which administers the Non-Executive Stock Option Plan, resolved that no further grants of stock options shall be made under this plan.

(6)	Per-Se Technologies, Inc. Non-Qualified Stock Option Plan for Employees of Acquired Companies, as amended (the “Acquired Companies Stock Option Plan”). The Acquired Companies Stock Option Plan provides options to purchase Common Stock to employees of the Company who were employed by businesses acquired by the Company. Options granted under the Acquired Companies Stock Option Plan generally vest over a three to five-year period, and expire 11 years after the date of grant.

(7)	Excludes 293,208 shares under the Non-Executive Stock Option Plan, which is the number of shares available when the Compensation Committee resolved that no further grants shall be made under that plan.
OTHER MATTERS
      The minutes of the Annual Meeting of Stockholders held on May 18, 2005, will be presented at the meeting, but it is not intended that stockholder action be taken with respect to such minutes.
      The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.
STOCKHOLDER NOMINEES
      Advance Notice Procedures. Under the By-laws, nominations of persons for election to the Board may be made at a meeting of stockholders by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures described herein. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company, in the case of an annual meeting of stockholders, not later than the 120th calendar day before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then notice by the stockholder must be received not later than (i) the close of business on the 15th day following the day on which the Company’s notice of the date of the annual meeting was mailed or the Company’s public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the Company’s notice of the date of the special meeting was mailed or the Company’s public disclosure of the date of the special meeting was made, whichever first occurs; or (ii) such other reasonable time before the Company begins to print and mail its proxy materials for the meeting as the Company may publicly disclose. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
      Stockholder Nominees for the 2007 Annual Meeting. Stockholders interested in nominating a candidate for election to the Board at the 2007 Annual Meeting of Stockholders may do so by following the procedures described above. To be timely, the required notice of such nomination must be received at the principal executive offices of the Company no later than December 19, 2006.

STOCKHOLDER PROPOSALS
      No stockholder proposals were received for inclusion in this Proxy Statement.
      Advance Notice Procedures. Under the By-laws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company not later than the 120th calendar day before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then notice by the stockholder must be received not later than (i) the close of business on the 15th day following the day on which the Company’s notice of the date of the annual meeting was mailed or the Company’s public disclosure of the date of the annual meeting was made, whichever first occurs; or (ii) such other reasonable time before the Company begins to print and mail its proxy materials for the meeting as the Company may publicly disclose. A stockholder’s notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
      Stockholder Proposals for the 2007 Annual Meeting. Stockholders interested in bringing a proposal before the stockholders at the 2007 Annual Meeting of Stockholders may do so by following the procedures described above. To be timely, the required notice of such proposals must be received at the Company’s principal executive offices no later than December 19, 2006. In addition, any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices no later than December 19, 2006, to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
      Stockholders interested in sending communications to the Board should send such communications to the Board c/o the Chairman, Philip M. Pead, and the Lead Independent Director, C. Christopher Trower, at the principal executive offices of the Company at 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004. Upon receipt, the Chairman and the Lead Independent Director, in consultation with the Company’s General Counsel, will determine which of such communications should appropriately be relayed to Board members, and to what Board members/ Committees such relayed communications will be directed.
ANNUAL REPORTS
      The Company’s annual report to stockholders for the year ended December 31, 2005, which includes the Company’s Annual Report on Form 10-K, accompanies this Proxy Statement. The Company’s Annual Report on Form 10-K includes audited consolidated financial statements and a financial statement schedule, as filed with the Securities and Exchange Commission, except various exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of those materials should be mailed to: Per-Se Technologies, Inc., 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Attention: Robert P. Borchert, Vice President, Investor Relations and Corporate Communications.

EXPENSES OF SOLICITATION
      The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company has retained MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies and will pay MacKenzie Partners, Inc. approximately $7,500 plus reimbursement of expenses for its services. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company’s Common Stock.

PAUL J. QUINER
Senior Vice President,
General Counsel and
Secretary
April 18, 2006

APPENDIX A

PER-SE TECHNOLOGIES, INC.
2006 LONG-TERM INCENTIVE PLAN

PER-SE TECHNOLOGIES, INC.
2006 LONG-TERM INCENTIVE PLAN

ARTICLE 1 PURPOSE		A-1
1.1	General	A-1
ARTICLE 2 DEFINITIONS		A-1
2.1	Definitions	A-1
ARTICLE 3 EFFECTIVE TERM OF PLAN		A-5
3.1	Effective Date	A-5
3.2	Termination of Plan	A-5
ARTICLE 4 ADMINISTRATION		A-5
4.1	Committee	A-5
4.2	Action and Interpretations by the Committee	A-6
4.3	Authority of Committee	A-6
4.4	Award Certificates	A-7
ARTICLE 5 SHARES SUBJECT TO THE PLAN		A-7
5.1	Number of Shares	A-7
5.2	Share Counting	A-7
5.3	Stock Distributed	A-8
5.4	Limitation on Awards	A-8
5.5	Limitation on Annual “Burn Rate”	A-8
ARTICLE 6 ELIGIBILITY		A-8
6.1	General	A-8
ARTICLE 7 STOCK OPTIONS		A-8
7.1	General	A-8
7.2	Incentive Stock Options	A-8
ARTICLE 8 STOCK APPRECIATION RIGHTS		A-9
8.1	Grant of Stock Appreciation Rights	A-9
ARTICLE 9 PERFORMANCE AWARDS		A-9
9.1	Grant of Performance Awards	A-9
9.2	Performance Goals	A-9
9.3	Right to Payment	A-9
9.4	Other Terms	A-10
ARTICLE 10 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS		A-10
10.1	Grant of Restricted Stock and Restricted Stock Units	A-10
10.2	Issuance and Restrictions	A-10
10.3	Forfeiture	A-10
10.4	Delivery of Restricted Stock	A-10
ARTICLE 11 DEFERRED STOCK UNITS		A-11
11.1	Grant of Deferred Stock Units	A-11

i

ARTICLE 12 DIVIDEND EQUIVALENTS		A-11
12.1	Grant of Dividend Equivalents	A-11
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS		A-11
13.1	Grant of Stock or Other Stock-Based Awards	A-11
ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS		A-11
14.1	Term of Award	A-11
14.2	Form of Payment for Awards	A-11
14.3	Limits on Transfer	A-12
14.4	Beneficiaries	A-12
14.5	Stock Transfers	A-12
14.6	Acceleration upon Death or Disability	A-12
14.7	Effect of a Change in Control	A-12
14.8	Acceleration for Other Reasons	A-13
14.9	Effect of Acceleration	A-13
14.10	Qualified Performance-Based Awards	A-14
14.11	Termination of Employment	A-15
14.12	Substitute Awards	A-15
ARTICLE 15 CHANGES IN CAPITAL STRUCTURE		A-16
15.1	General	A-16
ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION		A-16
16.1	Amendment, Modification and Termination	A-16
16.2	Awards Previously Granted	A-16
ARTICLE 17 GENERAL PROVISIONS		A-17
17.1	No Rights to Awards; Non-Uniform Determinations	A-17
17.2	No Stockholder Rights	A-17
17.3	Withholding	A-17
17.4	Special Provisions Related to Section 409A of the Code	A-17
17.5	No Right to Continued Service	A-18
17.6	Unfunded Status of Awards	A-18
17.7	Relationship to Other Benefits	A-18
17.8	Expenses	A-18
17.9	Titles and Headings	A-18
17.10	Gender and Number	A-18
17.11	Fractional Shares	A-18
17.12	Government and Other Regulations	A-18
17.13	Governing Law	A-19
17.14	Additional Provisions	A-19
17.15	No Limitations on Rights of Company	A-19
17.16	Indemnification	A-19

ii

PER-SE TECHNOLOGIES, INC.
2006 LONG-TERM INCENTIVE PLAN
ARTICLE 1
PURPOSE
      1.1.     GENERAL. The purpose of the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Per-Se Technologies, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.
ARTICLE 2
DEFINITIONS
      2.1.     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 40% or more of the total common stock or 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Per-Se Technologies, a Delaware corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 11 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(m) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(w) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(bb) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(cc) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(dd) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ee) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan, as amended from time to time.

(hh) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.12(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.12(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(mm) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(nn) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(oo) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(pp) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(qq) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(rr) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 3
EFFECTIVE TERM OF PLAN
      3.1.     EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the “Effective Date”).
      3.2.     TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.
ARTICLE 4
ADMINISTRATION
      4.1.     COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
      4.2.     ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
      4.3.     AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Section 14.8, based in each case on such considerations as the Committee in its sole discretion determines;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
      Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.
      Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.
      4.4.     AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1.     NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000.
      5.2.     SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan (but Shares delivered by a Participant to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan).

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) Substitute Awards granted pursuant to Section 14.12 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.
      5.3.     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4.     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 250,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 250,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $1,000,000.
      5.5.     LIMITATION ON ANNUAL “BURN RATE”. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum aggregate number of Shares with respect to Awards that may be granted during any one calendar year under the Plan is 1,000,000.
ARTICLE 6
ELIGIBILITY
      6.1.     GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.
ARTICLE 7
STOCK OPTIONS
      7.1.     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.12) shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 14.8, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than seven years from the Grant Date.
      7.2.     INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1.     GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.
ARTICLE 9
PERFORMANCE AWARDS
      9.1.     GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
      9.2.     PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.
      9.3.     RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.
      9.4.     OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.
ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
      10.1.     GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
      10.2.     ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.
      10.3.     FORFEITURE. Except for certain limited situations described in Sections 14.6, 14.7 and 14.8, Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.
      10.4.     DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 11
DEFERRED STOCK UNITS
      11.1.     GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.
ARTICLE 12
DIVIDEND EQUIVALENTS
      12.1.     GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.
ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS
      13.1.     GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Except for certain limited situations described in Sections 14.6, 14.7 and 14.8, Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); provided that such restrictions shall not be applicable to any substitute awards granted under Section 14.12, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Article 9, or grants of Other Stock-Based Awards granted in lieu of cash or other compensation.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1.     TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of seven years from its Grant Date.
      14.2.     FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      14.3.     LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers to a third party for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
      14.4.     BENEFICIARIES. Notwithstanding Section 14.3, a Participant may designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death by filing a beneficiary designation form, in such form as determined by the Committee, with the Company. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made in accordance with applicable law. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed on a beneficiary form with the Company.
      14.5.     STOCK TRANSFERS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
      14.6.     ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
      14.7.     EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the code) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or (subject to the following sentence) the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the code) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

      14.8.     ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section 14.10 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.
      14.9.     EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.6, 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
      14.10.     QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

(b) When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers or other comparator groups such as an industry-specific or broader market index. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

(d) The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(e) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(f) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.
      14.11.     TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.
      14.12.     SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1.     GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1.     AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
      16.2.     AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17
GENERAL PROVISIONS
      17.1.     NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
      17.2.     NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
      17.3.     WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must be mature. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for taxes if the surrender of Shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.
      17.4.     SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an extension to the last day of the Safe Harbor Extension Period and no later.

      17.5.     NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
      17.6.     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.
      17.7.     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.
      17.8.     EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
      17.9.     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.10.     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      17.11.     FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
      17.12.     GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

      17.13.     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.
      17.14.     ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
      17.15.     NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
      17.16.     INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      The foregoing is hereby acknowledged as being the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan as adopted by the Board on March 1, 2006 and by the stockholders on                     , 2006.

PER-SE TECHNOLOGIES, INC.
By:

Its:

PROXY
PER-SE TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2006
     The undersigned hereby appoints PHILIP M. PEAD and CHRIS E. PERKINS and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Thursday, May 25, 2006, at the JW Marriott Hotel (formerly the Pan Pacific San Francisco Hotel), 500 Post Street - Union Square, San Francisco, California 94102, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
ELECTION OF DIRECTORS

1.	Directors recommend a vote FOR election of the following seven (7) nominees:

	01 — John W. Clay, Jr.	☐ FOR ALL NOMINEES
02 — John W. Danaher, M.D.
	03 — Craig Macnab	☐ WITHHOLD ALL NOMINEES
04 — David E. McDowell
	05 — Philip M. Pead	☐ WITHHOLD AUTHORITY TO VOTE
	06 — C. Christopher Trower	FOR AN INDIVIDUAL NOMINEE. WRITE
	07 — Jeffrey W. Ubben	NUMBER(S) OF NOMINEE(S) BELOW:

Use Number(s) Only
(Continued, and to be signed, on the other side)

(Continued from other side)
VOTE ON PROPOSALS — Directors recommend a vote FOR Proposals 2 and 3.
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve the long-term incentive plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2 AND 3; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Date: , 2006

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.
PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 25, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.